                              POWER OF ATTORNEY

       KNOW ALL PERSONS BY THIS DOCUMENT:  That I, Darryl E. Smith, a Manager of Enterprise Products GTM, LLC, a Delaware limited liability company (the "Company"), have made, constituted, and appointed, and by this document do make, constitute, and appoint Richard H. Bachmann, Stephanie C. Hildebrandt, Philip C. Neisel, William L. Soula, and Vickie L. Graham of the County of Harris, State of Texas, whose signatures are:

______/s/ Richard H. Bachmann______

Richard H. Bachmann, Attorney-in-Fact

______/s/ Stephanie C. Hildebrandt______

Stephanie C. Hildebrandt, Attorney-in-Fact

______/s/ Philip C. Neisel______

Philip C. Neisel, Attorney-in-Fact

______/s/ William L. Soula______

William L. Soula, Attorney-in-Fact

______/s/ Vickie L. Graham______

Vickie L. Graham, Attorney-in-Fact

or any of them, signing singly, the true and lawful attorney-in-fact of the Company, and in its name, place, and stead to:

1.  Execute, deliver and file on behalf of the Company, any U.S. Securities and Exchange Commission Form 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to holdings of or trading in securities issued by Duncan Energy Partners L.P. ("DEP");

2.  Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form or any amendment thereto with the United States Securities and Exchange Commission and any stock exchange or similar authority;  and

3.  Take any other action of any type whatsoever in connection with or in furtherance of the matters described in paragraphs 1 and 2 above which in the opinion of its attorney-in-fact may be of benefit to, and in the best interest of, or legally required by, the undersigned.

       Giving and granting to each such attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as the Company might or could do, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The Company acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is DEP or the general partner of DEP assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in effect until the Company is no longer required to file Forms 3, 4 and 5 with respect to the Company's holdings of and transactions in securities issued by DEP, unless revoked by the Company in a signed writing delivered to each of the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of this _17th _ day of December, 2008.

     ENTERPRISE PRODUCTS GTM, LLC

By:  _________ /s/ Darryl E. Smith _________

 Darryl E. Smith, Manager